Exhibit 10.32

PZENA INVESTMENT MANAGEMENT, LLC
Amended and Restated 2006 Equity Incentive Plan
Form of Class B Unit Agreement − Delayed Exchange
This DELAYED EXCHANGE CLASS B UNIT AGREEMENT ("Agreement") is made this 19th day of December, 2014 (the "Date of Grant") by and between Pzena Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company") and ______________ (the "Grantee").
Whereas, the Grantee's provision of services to the Company is considered by the Company to be important for its growth; and
Whereas, the Committee has approved a grant of Class B Units pursuant to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the "Plan") to the Grantee, according to the terms and conditions hereof;
Now, Therefore, in consideration of the promises and mutual covenants herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows. All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Plan.
Issuance of Units
The Company hereby grants to the Grantee ___________ (__) Class B Units (the “Delayed Exchange Units”), subject to all the terms and conditions of this Agreement and all applicable terms and conditions of the Plan. For purposes of this Agreement, "Delayed Exchange Units" means all of such Class B Units, together with any units or other securities issued in respect of or in replacement for such units as a result of a corporate or other action such as a unit dividend, unit split, merger, consolidation, reorganization or recapitalization.
Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Grantee and the execution by the Grantee of the Operating Agreement, the Company shall recognize the Grantee as a beneficial owner of the Delayed Exchange Units on its books and records.
Forfeiture of Delayed Exchange Units
All Delayed Exchange Units shall be subject to a Risk of Forfeiture pursuant to Sections 5.07 and 6.02 of the Operating Agreement.3.    Transfer of Delayed Exchange Units
The Delayed Exchange Units and any beneficial interest therein, may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by the Grantee in any way at any time (including, without limitation, by operation of law) prior to the Delayed Exchange Date (as defined below) and unless permitted pursuant to the terms and conditions of the Operating Agreement.

4.	Additional Award Terms
4.1.    The award of Delayed Exchange Units under this Agreement is conditioned upon the Grantee’s execution of the Operating Agreement.
4.2.    No Delayed Exchange Units may be exchanged pursuant to Exhibit B of the Operating Agreement until the first Exchange Date established pursuant to such Exhibit B on or after the seventh anniversary of the Date of Grant for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members. All such Delayed Exchange Units shall be exchangeable on such Exchange Date and any subsequent Exchange Date established pursuant to such Exhibit B for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members, irrespective of the 15% limitation referred to in paragraphs (a) and (b) of Section 2.02 of such Exhibit B.

4.3.    Any and all Delayed Exchange Units, whether or not held by the Grantee or any subsequent transferee, shall not be entitled to any benefits under the Tax Receivable Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc., the Company and the Continuing Members and Exiting Members named on the signature pages thereto, and as amended on November 12, 2012.  This Section 4.3 shall be treated as part of the Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

4.4.     Except as set forth in Section 4.3, the Delayed Exchange Units shall have the right to receive dividend payments, the right to receive any payments or benefits in connection with any undistributed earnings of the Company, and any payments or benefits in connection with a Change in Control of the Company.

4.5.    The Delayed Exchange Units shall not be considered held by the Grantee for purposes of determining the total number of vested and unvested Class B units held by the Grantee under Section 2.02(a)(1) of Exhibit B of the Operating Agreement.

5.	Tax Consequences
The Company makes no representation or warranty as to the tax treatment to the Grantee with respect to the Grantee’s receipt of or exchange of the Delayed Exchange Units.

6.	Compliance with Law
6.1.    The Grantee represents and warrants that he is acquiring the Delayed Exchange Units of his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Delayed Exchange Units.
6.2.    The Grantee acknowledges and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Delayed Exchange Units if, in the opinion of counsel for the Company, such transfer is in violation of the terms of this Agreement or the Operating Agreement or would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.	General Provisions
7.1.    This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

7.2.    The Delayed Exchange Units are granted pursuant to the Plan, and the Delayed Exchange Units and this Agreement are in all respects governed by the Plan and subject to all the terms and provisions thereof. By signing this Agreement, the Grantee acknowledges having received and read a copy of the Plan. This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as set forth in the Plan, this Agreement may only be modified or amended in writing signed by the Company and the Grantee.
7.3.    The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Grantee or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned in accordance with this Agreement and the Plan.
7.4.    No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.
7.5.    If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.
7.6.    The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.
7.7.    The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
7.8.    In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company's headquarters is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES. Nothing contained in this Section 7.8 shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).
7.9.    Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or other association with the Company, or interfere in any way with the right of the Company, subject to the terms of the Grantee's separate employment or consulting agreement, if any, or provision of law or the Company's certificate of formation, as amended from time to time, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Grantee's employment or association with the Company.
7.10.    This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.
7.11.    Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.
In Witness Whereof, the parties have duly executed this Agreement as of the month, day and year first set forth above.
PZENA INVESTMENT MANAGEMENT, LLC

By:    Pzena Investment Management, Inc.,
its Managing Member

By: ____________________________
Name:
Title:

GRANTEE

________________________________
Name:
Address: